UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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FOREST LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

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FOREST LABORATORIES SENDS OPEN LETTER TO SHAREHOLDERS
Recommends Shareholders Vote the WHITE Proxy Card For All Forest Nominees
NEW YORK, August 16, 2011 — Forest Laboratories, Inc. (NYSE: FRX) (“Forest”) today sent the following open letter to all Forest shareholders in connection with the Company’s Annual Meeting, which will be held on August 18, 2011.
August 16, 2011
Dear Fellow Shareholders,
The Forest Annual Meeting will be held in less than three days, on Thursday, August 18, 2011 at 10:00 am EDT. How you vote at this meeting will be critical to your investment and the future of your Company. You have the opportunity to support Forest and our ten talented and extremely experienced Board nominees, each of whom is committed to building value for all our shareholders and are the most qualified to lead this company forward. We are writing to ask for your support — which you can deliver by voting the WHITE card.
We always welcome constructive input from our shareholders, and over the past few weeks, we have had the opportunity to meet with many of you and engage in thoughtful and productive conversations concerning the future of our company. We have learned a great deal throughout this process and sincerely appreciate the honest and helpful feedback we have received. The entire Forest Board is wholeheartedly committed to delivering value for shareholders and to upholding the highest standards of corporate governance — and we are taking some additional steps to underscore these commitments.
Forest Announces New Accelerated Share Repurchase Program
Yesterday, Forest announced its intention to repurchase an additional $350 million of its shares under an accelerated share repurchase program. This is in addition to the two $500 million accelerated share repurchases implemented in the last 14 months and the $4.4 billion of capital that Forest already has returned to shareholders through repurchases over the past five years.
Over the years, Forest has allocated capital efficiently, maintaining a strong balance sheet that has enabled the Company to return significant capital to shareholders while building one of the deepest, diversified and most promising product portfolios in the industry. Forest has maintained a disciplined and measured approach, including acquiring Clinical Data and Novexel in the last two fiscal years — both of which have meaningfully strengthened and diversified our late-stage pipeline. As we look towards the future, we expect our ongoing flexibility will continue to provide us with the ability to pursue additional promising opportunities as they arise in the marketplace.
Continued Enhancement of Our Corporate Governance Practices
At Forest we have always taken pride in our corporate governance and continually look for new ways to improve our practices. That is why — in addition to our three new, independent nominees, who we anticipate will make significant contributions to our Board and serve on key committees — we have decided to recommend that our board make a commitment, which would be part of our Corporate Governance Guidelines, to consult at least once per year with leading corporate governance experts to stay abreast of best practices and consider how they might apply to Forest. Our Nominating and Corporate Governance Committee — comprised of independent directors — will select the appropriate experts, consult with them, and make recommendations to the full Board regarding any reforms that should be enacted. We believe this reflects our Board’s serious and long-term commitment to maintaining a culture of good corporate governance on our Board and ethics and integrity throughout our Company.
TIME IS SHORT — SHOW YOUR SUPPORT FOR FOREST’S NOMINEES — VOTE
THE WHITE PROXY CARD BY TELEPHONE OR INTERNET TODAY!
We look forward to seeing many of you at the meeting on Thursday. If you are unable to attend, you can still support your Board by voting the WHITE proxy card by telephone or internet TODAY. We also urge you to DISCARD ANY GOLD PROXY CARD sent to you by Carl Icahn. If you have already returned a gold proxy card, you can change your vote by internet or phone, using the information on your WHITE proxy card. Only your latest dated proxy card will be counted.
Shareholders who have questions or need assistance voting their shares can e-mail frxproxy@mackenziepartners.com or call MacKenzie Partners toll-free at (800) 322-2885.
On behalf of Forest’s Board of Directors, we thank you for your continued support.
Sincerely,
/s/

Howard Solomon
Chairman of the Board and Chief Executive Officer
/s/
Kenneth Goodman
Presiding Independent Director
Forward Looking Information
Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, changes in laws and regulations affecting the healthcare industry and the risk factors listed from time to time in Forest Laboratories’ Annual Reports on Form 10-K (including the Annual Report on form 10-K for the fiscal year ended March 31, 2011), Quarterly Reports on Form 10-Q, and any subsequent SEC filings.
Important Additional Information
Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual Meeting. On July 18, 2011, Forest Laboratories filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix B thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

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